 EXHIBIT 99.1

EMCORE Completes Acquisition of Intel’s Enterprise, Storage, and Connects Cable Fiber Optic Communication Assets

ALBUQUERQUE, NM, April 21, 2008 -- EMCORE Corporation (Nasdaq: EMKR - News), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets, today announced completion of the acquisition of the enterprise and storage assets of Intel’s Optical Platform Division (OPD) and the Intel Connects Cable (ICC) business for high-performance computing under the terms signed and announced previously. The assets include intellectual property, inventory, fixed assets and technology relating to XENPAK, X2, SFP, and SFP+ optical transceivers for enterprise and storage customers, as well as the Intel Connects Cables (ICC) active cable interconnects for high-performance computing clusters.

This acquisition will further enhance EMCORE’s presence in the local area and storage area network market segments. These assets, along with the Telecom assets acquired in February 2008 from Intel OPD, make EMCORE one of the major companies in the world with the most comprehensive product portfolio, vertically-integrated capability and infrastructure, and strong commitment to Telecom, Datacom, and Broadband fiber optics businesses.  The acquired assets will be integrated into the EMCORE Digital Products (EDP) division.

Stephen Krasulick, Vice President and General Manager of EMCORE’s EDP division stated, “The industry-leading technology, established performance and reliability of the Intel OPD products combined with the existing operational efficiencies, low-cost manufacturing expertise, and the strong commitment that EMCORE has developed will offer significant competitive performance and cost advantages, continued innovation, and supply surety to our customers”.  “We are excited about the opportunities that this acquisition presents and look forward to working closely with both our existing customers and the customers of the Intel product lines to further expand and strengthen our relationships” added Mr. Krasulick.

About EMCORE

EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high- efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Safe Harbor:

Statements in this press release that are not historical facts, and the assumptions underlying such statements, constitute "forward- looking statements" and assumptions underlying "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and involve a number of risks and uncertainties, including whether the newly acquired operations can be successfully integrated in EMCORE’s existing operations, retention of key personnel and suppliers, and whether EMCORE will be accepted as a supplier by existing customers of these operations. Readers should also review the risk factors set forth in EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2007. These forward-looking statements are made as of the date hereof, and EMCORE does not assume any obligation to update these statements.

     CONTACT:
     EMCORE Corporation
     Adam Gushard - Interim Chief Financial Officer
     (505) 332-5000
     info@emcore.com

     TTC Group
     Vic Allgeier
     (646) 290-6400
     vic@ttcominc.com